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                                  EXHIBIT 10.90

                                     WAIVER

     WAIVER dated as of October 23, 2006, by and between William W. Rucks, a Louisiana resident ("Rucks"), and Sedona Corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania (the "Company").

     WHEREAS, on July 1, 2005, Rucks and the Company executed a binding Term Sheet whereby Rucks agreed to provide the Company with One Million and 00/100 Dollars ($1,000,000.00) of working capital financing (the "First Loan"); and

     WHEREAS, the First Loan was evidenced by the following convertible promissory notes: (i) a note dated July 1, 2005 in the principal amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00); (ii) a note dated August 2, 2005 in the principal amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00); and (iii) a note dated September 30, 2005 in the principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (collectively the First Notes"), which notes grant Rucks the option to convert all or part of the outstanding balance of each of such notes into shares of the Company at a conversion price of $0.18 per share; and

     WHEREAS, the Company and Rucks also entered into a Loan Agreement which set forth certain terms and conditions of the First Loan, including but not limited to anti dilution protection for the conversion price (the "First Loan Agreement"); and

     WHEREAS, on March 31, 2006, Rucks agreed to provide the Company with an additional Three Hundred Thousand and 00/100 dollars ($300,000.00) of working capital financing (the "Second Loan"), evidenced by a convertible promissory note in such amount which grants Rucks the option to convert all or part of the outstanding balance into shares of the Company at a price of $0.25 per share (the "Second Note"); and

     WHEREAS, pursuant to the Second Loan, the Company and Rucks entered into a Loan Agreement which sets forth certain terms and conditions for the Second Loan, including, but not limited to anti dilution protection for the conversion price (the "Second Loan Agreement"); and

     WHEREAS, the Second Loan Agreement and Second Note were replaced on May 31, 2006 by new a loan agreement (the "Third Loan Agreement"), and a new convertible note (the "Third Note") which changed the conversion price of the Second Loan from $0.25 per share to $.20 per share; and

     WHEREAS, pursuant to a refinancing of certain loans made by David R. Vey ("Vey") to the Company, the Company has issued a convertible promissory note dated as of October 23, 2006 in the principal amount of Two Million Six Hundred Ninety One Thousand Two Hundred Sixty Three and 36/100 Dollars ($2,6 91,263.36) (the "Vey Note"), which grants to Vey the option to convert all or part of the outstanding balance thereunder to shares of the Company at the conversion price of $0.14 per share; and
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     WHEREAS, the conversion price of the Vey Note is lower than the conversion price of the First Note and the Third Notes (the "Rucks Notes") and consequently, the conversion price in the Rucks Notes is adjustable pursuant to the anti dilution protection set forth the First Loan Agreement and the Third Loan Agreement (collectively the "Rucks Loan Agreements"); and

     WHEREAS, Rucks desires to waive his right to adjust the conversion price set forth in Rucks Notes;

     NOW THEREFORE, in consideration of the terms and conditions set forth in this waiver, the parties hereto agree as follows:

     1. In connection with the issuance of the Vey Note, and in accordance with Article 4 of the Rucks Loan Agreements, Rucks hereby waives his right to adjustment of the conversion price set forth in the Rucks Notes.

     2.   The foregoing waiver is expressly limited to the matters described in
          Section 1 hereof, and Rucks waives his right to adjustment of the conversion price solely in connection with the issuance of the Vey Note, and any amendment, or restatement of such note.

     3. The Company acknowledges and agrees that nothing herein or otherwise shall be deemed a waiver of any other terms and conditions of the Rucks Notes or the Rucks Loan Agreements, and all other terms and conditions of such documents shall remain in full force and effect.

     4. This waiver shall be governed by and construed and enforced in accordance with the laws of the State of Louisiana, without giving effect to principals of conflict of law.

     IN WITNESS WHEREOF, the undersigned has caused this waiver to be duly executed and delivered on the date first above written.


                                        ----------------------------------------
                                        WILLIAM W. RUCKS

                                        SEDONA CORPORATION


                                        BY:
                                            ------------------------------------
                                            NAME: MARCO A. EMRICH
                                            TITLE: PRESIDENT AND CEO


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